Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of December 5, 2022, by and between ALTAMIRA THERAPEUTICS LTD., an exempted company limited by shares incorporated in Bermuda (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Ten Million Dollars ($10,000,000) of the Company's Common Shares (as defined below). The Common Shares to be purchased hereunder are referred to herein as the "Purchase Shares."

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(b) “Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the greater of (i) seventy-five percent (75%) of the Closing Sale Price of the Common Shares on the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof and (ii) the minimum per share price threshold set forth by the Company in the applicable Accelerated Purchase Notice.

(c) “Accelerated Purchase Notice” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Accelerated Purchase Share Amount to be purchased by the Investor (such specified Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(b) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Accelerated Purchase Price on the applicable Accelerated Purchase Date for such Accelerated Purchase.

(d) “Accelerated Purchase Price” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the greater of: (I) ninety-six percent (96%) of the lower of (i) the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of Common Shares traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Shares on such applicable Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction); and (II) the applicable Nominal Value per Common Share on such applicable Accelerated Purchase Date.

(e) “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in an applicable Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (such corresponding Regular Purchase being subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of Common Shares traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.

(f) “Accelerated Purchase Share Percentage” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(g) “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of Common Shares equal to (i) the number of Purchase Shares specified by the Company in the applicable Accelerated Purchase Notice as the Accelerated Purchase Share Amount to be purchased by the Investor in such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage (to be appropriately adjusted for any applicable reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

(h) “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(i) “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the greater of (i) seventy-five percent (75%) of the Closing Sale Price of the Common Shares on the Business Day immediately preceding the applicable Additional Accelerated Purchase Date with respect to such Additional Accelerated Purchase and (ii) the minimum per share price threshold set forth by the Company in the applicable Additional Accelerated Purchase Notice.

(j) “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Additional Accelerated Purchase Share Amount to be purchased by the Investor (such specified Additional Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(c) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Additional Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Additional Accelerated Purchase Price on the applicable Additional Accelerated Purchase Date for such Additional Accelerated Purchase.

(k) “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the greater of: (I) ninety-six percent (96%) of the lower of (i) the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that total number (or volume) of Common Shares traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Shares on such Additional Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction); and (II) the applicable Nominal Value per Common Share on such applicable Additional Accelerated Purchase Date.

(l) “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof (such corresponding Regular Purchase being subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of Common Shares traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

(m) “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(n) “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of Common Shares equal to (i) the number of Purchase Shares specified by the Company in the applicable Additional Accelerated Purchase Notice as the Additional Accelerated Purchase Share Amount to be purchased by the Investor in such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage (to be appropriately adjusted for any applicable reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

(o) “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, One Hundred Fifty Thousand Dollars ($150,000), which dollar amount shall not be adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction from and after the date of this Agreement.

(p) “Available Amount” means, initially, Ten Million Dollars ($10,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(q) “Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or Bermuda law for the relief of debtors.

(r) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(s) “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(t) “Common Shares” means the Company’s common shares, with a par value CHF 0.20 per share (as may be adjusted from time to time for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction after the date of this Agreement), or the common shares of any successor of the Company resulting from any reorganization transaction.

(u) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(v) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(w) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(x) “DWAC Shares” means Common Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.

(y) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(z) “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(aa) “Floor Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, $0.25, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.25.

(bb) “Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

(cc) “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, considered as one entity, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(dd) “Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date.

(ee) “Nominal Value” means the U.S. Dollar equivalent of the applicable par value of a single Common Share (which, as of the date of this Agreement, is CHF 0.20) as of the relevant date of determination, calculated in accordance with the applicable Exchange Rate on such relevant date of determination (which may be proportionately adjusted from time to time for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction after the date of this Agreement).

(ff) “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(gg) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(hh) “Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided however, that in the event the Common Shares are ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successors thereto), then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded or any successor thereto.

(ii) “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(jj) “Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time, but prior to 5:00 p.m., Eastern time, on such Business Day, a valid Regular Purchase Notice for such Regular Purchase in accordance with this Agreement.

(kk) “Purchase Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the greater of: (I) the lower of: (i) the lowest Sale Price on the Purchase Date for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Shares during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction that occurs on or after the date of this Agreement); and (II) the applicable Nominal Value per Common Share on the Purchase Date for such Regular Purchase.

(ll) “Regular Purchase Notice” means, with respect to a Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy a specified number of Purchase Shares (subject to the Purchase Share limitations contained in Section 2(a) hereof) at the applicable Purchase Price for such Regular Purchase in accordance with this Agreement.

(mm) “Sale Price” means any trade price for the Common Shares on the Principal Market as reported by the Principal Market.

(nn) “SEC” means the U.S. Securities and Exchange Commission.

(oo) “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq) “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(rr) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(ss) “Transfer Agent” means American Stock Transfer & Trust Company, LLC, or such other Person who is then serving as the transfer agent for the Company in the United States in respect of the Common Shares.

(tt) “VWAP” means in respect of an Accelerated Purchase Date or an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Shares on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2. PURCHASES.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to issue to the Investor, and the Investor has the obligation to subscribe for, Purchase Shares as follows:

(a) Commencement of Regular Purchases. Upon the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to Fifteen Thousand (15,000) Purchase Shares, subject to adjustment as set forth below in this Section 2(a) (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date (each such purchase a “Regular Purchase”); provided, however, that (i) the Regular Purchase Share Limit shall be increased to Twenty Thousand (20,000) Purchase Shares, if the Closing Sale Price of the Common Shares on the applicable Regular Purchase Date is not below $6.00, (ii) the Regular Purchase Share Limit shall be increased to Twenty-Five Thousand (25,000) Purchase Shares, if the Closing Sale Price of the Common Shares on the applicable Regular Purchase Date is not below $8.00, and (iii) the Regular Purchase Share Limit shall be increased to Thirty Thousand (30,000) Purchase Shares, if the Closing Sale Price of the Common Shares on the applicable Regular Purchase Date is not below $10.00 (all of which share and dollar amounts above in this Section 2(a) shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction; provided that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor a Regular Purchase Notice hereunder for a Purchase Amount (calculated by multiplying (X) the number of Purchase Shares equal to the Fully Adjusted Regular Purchase Share Limit, by (Y) the Purchase Price per Purchase Share covered by such Regular Purchase Notice on the applicable Purchase Date therefor) equal to or greater than One Hundred Fifty Thousand Dollars ($150,000) (which dollar threshold shall not be adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction, or otherwise, from and after the date of this Agreement), the Regular Purchase Share Limit for such Regular Purchase Notice shall not be fully adjusted to equal the applicable Fully Adjusted Regular Purchase Share Limit, but rather the Regular Purchase Share Limit for such Regular Purchase Notice shall be adjusted to equal the applicable Alternate Adjusted Regular Purchase Share Limit as of the applicable Purchase Date for such Regular Purchase Notice; and provided, further, however, that the Investor’s committed obligation under any single Regular Purchase, other than any Regular Purchase with respect to which an Alternate Adjusted Regular Purchase Share Limit shall apply, shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) (which dollar threshold shall not be adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction, or otherwise, from and after the date of this Agreement). If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day, so long as (i) the Closing Sale Price of the Common Shares on such Business Day is not less than the Floor Price and (ii) all Purchase Shares subject to all prior Regular Purchases have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. Notwithstanding the foregoing, the Company shall not deliver any Regular Purchase Notices to the Investor during the PEA Period.

(b) Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Accelerated Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date therefor in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only (i) on a Purchase Date on which the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Shares exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above) and (ii) if all Purchase Shares subject to all Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases prior to the Purchase Date referred to in clause (i) hereof (as applicable) have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice, such Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice (which shall be confirmed in an Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor shall provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase (each, an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices to the Investor during the PEA Period.

(c) Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Shares exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), and (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, in each case have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice, such Additional Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice (which shall be confirmed in an Additional Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Additional Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Additional Accelerated Purchase Share Amount which the Company is permitted to include in such Additional Accelerated Purchase Notice. Within one (1) Business Day after completion of each Additional Accelerated Purchase Date, the Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date (each, an “Additional Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices to the Investor during the PEA Period.

(d) Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second (2nd) Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares in respect of a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price and Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase (as applicable). The Company shall not issue any fraction of a Common Share upon any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not offer, issue or sell, and the Investor shall not subscribe for, purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the then issued and outstanding Common Shares (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than 24 hours) confirm orally or in writing to the Investor the number of Common Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Organization. The Investor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Investment Purpose.  The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with the Securities Act and applicable state securities laws).  The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c) Accredited Investor Status. The Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e) Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other domestic or foreign government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h) Validity; Enforcement. Each of this Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) Residency. The Investor is a resident of the State of Illinois.

(j) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has the Investor, or any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Company has been duly incorporated and is validly existing as an exempted company under the laws of Bermuda and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. Each of the Company’s Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the SEC Documents. Each of the Company’s Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing (where such concept exists) would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and, to the extent the applicable corporate laws of the jurisdiction of incorporation or formation of such Subsidiary recognizes such concept, nonassessable, and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2021. Except as described in the SEC Documents, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents to which it is a party, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors (the “Board”), and no further consent or authorization is required by the Company, the Board or the Company’s shareholders, (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document to which the Company is a party shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document to which the Company is a party upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Board has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit C attached hereto to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of minutes of a meeting of the Board of Directors of the Company at which the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Board, any authorized committee thereof, or shareholders of the Company is necessary under applicable Bermuda or other laws, rules or regulations, or under the Company’s Memorandum of Continuance, as amended and as in effect on the date hereof (the “Memorandum of Continuance”), the Company’s Bye-laws, as amended and as in effect on the date hereof (the “Bye-laws”), or similar organizational documents, to authorize the execution and delivery of this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which the Company is a party, or any of the transactions contemplated hereby or thereby, including, but not limited to, the offer, issuance and sale of the Securities to the Investor.

(c) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Company’s report on Form 6-K for the month of October 2022 filed with the SEC on October 24, 2022 (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or conversion rights, in each case described in the SEC Documents). The share capital of the Company, including the Securities, conforms in all material respects to the description thereof contained in the SEC Documents. All of the issued and outstanding Common Shares have been duly authorized, validly issued and fully paid-in and have been issued in compliance with all applicable U.S. federal, state and foreign securities laws. Except as described in the SEC Documents, none of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Common Shares conform to the laws of Bermuda and to all requirements of the Memorandum of Continuance and the Bye-laws applicable to Common Shares. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its Subsidiaries other than those described in the SEC Documents. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the SEC Documents, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly withdrawn or waived.

(d) Issuance of Securities. The Commitment Shares have been duly authorized and, when issued by the Company to the Investor pursuant to this Agreement, will be validly issued and fully paid-in, and the issuance of the Commitment Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Commitment Shares which have not been duly withdrawn waived or satisfied. Upon the issuance and delivery to the Investor of the Commitment Shares, the Investor will acquire good, marketable and valid title to such Commitment Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The Purchase Shares have been or, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly authorized, validly issued and fully paid-in, and the issuance and sale of the Purchase Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Purchase Shares which have not been duly withdrawn waived or satisfied. Upon the sale and delivery to the Investor of the Purchase Shares, and payment therefor, the Investor will acquire good, marketable and valid title to such Purchase Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. 750,000 Common Shares have been duly authorized by the Company and reserved for issuance upon purchase under this Agreement as Purchase Shares.

(e) No Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its articles of association or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Commitment Shares and the reservation for issuance and issuance of the Purchase Shares pursuant to this Agreement) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Memorandum of Continuance or Bye-laws of the Company, or the certificate or articles of incorporation or association, bye-laws, operating agreement or similar organizational documents, as applicable, of the Company or any Subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its Subsidiaries except, as to clauses (ii) and (iii), as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or any of the other Transaction Documents to which it is a party and consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Commitment Shares and the reservation for issuance and issuance of the Purchase Shares pursuant to this Agreement), except such as have been obtained or made by the Company and are in full force and effect and such as may be required under the Securities Act, applicable U.S. state securities or “blue sky” laws, or the Principal Market. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries. The Company and its Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f) SEC Documents; Financial Statements. The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements filed with the SEC as a part of or incorporated by reference in the SEC Documents present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included in the SEC Documents. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the SEC as a part of or incorporated by reference in the SEC Documents. Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g) Absence of Certain Changes. Except as otherwise disclosed in the SEC Documents, subsequent to the respective dates as of which information is given in the SEC Documents: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, or have entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due. Except for Auris Medical AG, whose overindebtedness is covered by subordination of claims of the Company, none of the Company’s Swiss Subsidiaries are overindebted or suffering from capital loss within the meaning of article 725 of the Swiss Code of Obligations (the “CO”).

(h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would be expected, individually or in the aggregate, to have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(i) Acknowledgment Regarding Investor's Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's subscription for the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) No General Solicitation; No Integrated Offering. None of the Company, any of its affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. None of the Company, any of its affiliates, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be “integrated” (within the meaning of the Securities Act) with any prior offering of securities by the Company. The offer, issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(k) Intellectual Property Rights. Except as described in the SEC Documents, the Company, to the best of its knowledge, owns or has valid, binding and enforceable licenses or other enforceable rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the SEC Documents and used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the SEC Documents (collectively, the “Company Intellectual Property”); except as described in the SEC Documents, to the knowledge of the Company, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property; other than as disclosed in the SEC Documents, (i) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products or processes, (ii) to the knowledge of the Company, neither the sale nor use of any of products, proposed products or processes of the Company referred to in the SEC Documents do or will, to the knowledge of the Company, infringe, any valid patent claim of any third party or violate any valid right of any third party, and (iii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company, other than any co-owner of any patent or pending patent application constituting Company Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) , and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property; except as described in the SEC Documents, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, or, to the Company’s knowledge, upon any of its officers, directors or employees; except as described in the SEC Documents, to the knowledge of the Company all patents and patent applications owned by and licensed to the Company or under which the Company has rights have been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(l) Environmental Laws. Except as described in the SEC Documents and except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) to the Company’s knowledge there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(m) Title. The Company and its Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 4(f) above (or elsewhere in the SEC Documents), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as otherwise disclosed in the SEC Documents or as would not reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(n) Insurance. Except as described in the SEC Documents, each of the Company and its Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(o) Regulatory Permits. The Company and its Subsidiaries possess such valid and current certificates, authorizations, exemptions, approvals, clearances or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the SEC Documents (“Permits”). Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Tax Status. Except where the failure to do so would not constitute a Material Adverse Effect, (a) all tax returns (including tax refund requests) required to be filed pursuant to applicable law by or with respect to the Company and any of its Subsidiaries have been timely filed, or proper request of extension thereof has been filed, and (b) all tax returns filed are complete and correct, and all taxes, fines or penalties due including any interest and penalties, except tax deficiencies that the Company or any of its Subsidiaries are contesting in good faith subject to applicable reserves, have been timely paid and fully reserved against in the applicable financial statements referred to in Section 4(f) above. Except as disclosed in the SEC Documents, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, value added, capital or other taxes (but excluding any income tax, capital gains tax or similar resulting from the sale of the Securities by the Investor) are payable by or on behalf of the Investor to any Bermuda tax authorities or any political subdivisions or taxing authority thereof or therein in connection with (i) the issuance of the Securities, (ii) the execution and delivery of this Agreement or any other Transaction Document, and (iii) the offer, sale, delivery and resale of the Securities in the manner contemplated in the Registration Statement, the Prospectus and this Agreement.

(q) Transactions With Related Parties.  There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other Person required to be described in the SEC Documents that have not been described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the SEC Documents. All transactions by the Company with office holders or control persons of the Company have been duly approved by the Board, or duly appointed committees or officers thereof, if and to the extent required under U.S. federal law.

(r) No Contract Terminations. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the SEC Documents, or referred to or described in, or filed as an exhibit to, any SEC Document, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except where such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)  Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Documents.   The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.   None of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t) Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(u) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the SEC Documents.

(v) Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or impermissibly in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated by the Transaction Documents, whether as investor or otherwise) of U.S. sanctions administered by OFAC.

(x) DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Shares, including the Securities, can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(y) Company’s Accounting System. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(aa) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(aa) that may be due in connection with the transactions contemplated by the Transaction Documents.

(bb) Investment Company. The Company is not, and will not be, either after receipt of payment for the Purchase Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Principal Market has not commenced any delisting proceedings against the Company. The Securities have been approved for listing on the Principal Market.

(dd) Accountants. Deloitte AG, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the SEC as a part of the Company’s annual report on Form 20-F for the year ended December 31, 2021, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the CO, the Swiss Audit Supervision Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder.

(ee) No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ff) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the SEC Documents are based on or derived from sources that the Company believes, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(gg) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the SEC Documents (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(hh) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ii) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials conducted by the Company, and to the knowledge of the Company, the preclinical tests and clinical trials conducted on behalf of or sponsored by the Company, that are described in, or the results of which are referred to in, the SEC Documents were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures and all applicable laws and regulations, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Documents; the Company and its Subsidiaries have made all such filings and obtained all such Permits as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) for the operation of the Company’s business as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Documents; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)     Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries is, and at all times has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); and (v) any and all other applicable health care laws and regulations. Neither the Company nor, to the knowledge of the Company, its Subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the knowledge of the Company, its Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(kk) Suppliers. Customers, Distributors and Sales Agents. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(ll) ERISA Compliance. The “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored or maintained by the Company or its Subsidiaries are operated in compliance in all material respects with ERISA to the extent applicable, except where the failure to be in compliance would not be expected to have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any entity that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”).  Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would reasonably be expected to be a material liability of the Company.  Neither the Company nor any of its Subsidiaries (i) sponsors or maintains any plan that is subject to Title IV of ERISA or is intended to be qualified under Section 401(a) of the Code or (ii) reasonably expects to incur any material liability under Title IV of ERISA.

(mm) PFIC Status. Based on the Company’s gross income, value of its assets, including goodwill, and the nature of the current stage of the Company’s business, the Company does not believe that it was a “passive foreign investment company,” as such term is defined in the Code, for the year ended December 31, 2021. Neither the Company nor any Subsidiary of the Company is, and, after giving effect to the offering, issuance and sale of the Securities to the Investor and the application of the proceeds thereof, none of them will be, a “controlled foreign corporation” as defined by the Code.

(nn) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 12(a) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 12(a) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to the Securities, this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12(a) hereof.

(oo) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Bermuda, Swiss, Irish, Illinois or United States laws, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, Swiss, Irish, Illinois or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any of the other Transaction Documents. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12(a) of this Agreement.

(pp) Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(ll) Privacy Laws. Except as disclosed in the SEC Documents, the Company and the Subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations; and the Company and the Subsidiaries have taken all necessary actions to comply in all material respects with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). Except as disclosed in the SEC Documents, the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to its employees and representatives. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. Neither the Company nor the Subsidiaries, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(ll) IT Systems. (i) Except as otherwise described in the SEC Documents, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (x) there has been no security breach or attack or other compromise of or relating to any of the Company’s and the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data, (ii) the Company and the Subsidiaries have complied in all material respects, and are presently in material compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.

(qq) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5. COVENANTS.

(a) Filing of Current Report and Registration Statement. The Company agrees that it shall, not later than 9:00 a.m., Eastern Time on the Business Day immediately following the date of this Agreement, file with the SEC a report on Form 6-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, and attaching a copy of this Agreement and the Registration Rights Agreement as Exhibits thereto (the “Current Report”). The Company shall also file with the SEC, within ten (10) Business Days from the date hereof, a new registration statement (the “Registration Statement”) covering only the resale of the Commitment Shares and the Purchase Shares, in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (the “Registration Rights Agreement”). The Company shall permit the Investor to review and comment upon a substantially complete pre-filing draft of the Current Report and the Registration Statement at least two (2) Business Days prior to their filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the Current Report and the Registration Statement within one (1) Business Day from the date the Investor receives such substantially complete pre-filing draft versions thereof from the Company. The Investor shall furnish to the Company such information regarding itself, the Common Shares, including any Securities, beneficially owned by it and the intended method of distribution of the Securities, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC.

(b) Blue Sky. The Company shall use its reasonable best efforts to take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c) Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Shares are then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Shares shall be so listed, such listing of all such Securities. The Company shall use commercially reasonable efforts to maintain the listing of the Common Shares, including the Securities, on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Shares, including the Securities, on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Shares for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 6-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Shares, including the Securities, can be transferred electronically as DWAC Shares.

(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares.

(e) Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor a total of 50,000 shares of Common Stock (the “Commitment Shares”) immediately upon the execution of this Agreement and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions with respect to the issuance of such Commitment Shares. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(f) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may constitute or be deemed to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in a manner such that upon such public announcement, such information shall not constitute or be deemed to constitute material, non-public information. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor after consulting with U.S. securities counsel), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor or any of its affiliates owns or holds, directly or indirectly, any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. Neither the Investor, nor any of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors, nor and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), shall have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such public disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase and Additional Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h) Taxes. The Company shall pay, and will indemnify and hold harmless the Investor and all of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors for, any and all documentary, stamp, issue, transfer or similar tax (but not, for the avoidance of doubt, any income or value-added or capital gains tax) including interest and penalties, that may be payable with respect to the execution and delivery of this Agreement or the creation, issue, sale and delivery of the Securities to the Investor pursuant to this Agreement.

(i) Use of Proceeds. The Company will use the net proceeds from the offering as described in the Registration Statement or the SEC Documents.

(j) Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Securities to the Investor in accordance with the terms of the Transaction Documents.

(k) Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities to be “integrated” (within the meaning of the Securities Act) with any other offering by the Company.

(l) Foreign Private Issuer. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Securities, the Company will provide a written notice to the Investor immediately upon becoming aware that the Company is no longer a Foreign Private Issuer.

(m) Transfer Agent. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Securities, the Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

(n) Limitation on Variable Rate Transactions. From and after the date of this Agreement until the later of: (i) the 24-month anniversary of the date of this Agreement and (ii) the 24-month anniversary of the Commencement Date (if the Commencement has occurred), in either case irrespective of any earlier termination of this Agreement, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents (or any combination of units thereof) in any “equity line of credit”, “at-the-market offering” or other continuous offering or similar offering in which the Company may offer, issue or sell Common Shares or Common Share Equivalents (or any combination of units thereof) at a future determined price, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Share Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares. “Exempt Issuance” means the issuance of (a) any Securities issued to the Investor pursuant to this Agreement or any other agreement between the Company and the Investor, (b) any securities issued upon the exercise or exchange of or conversion of any Common Shares or Common Share Equivalents owned or held, directly or indirectly, by the Investor at any time, (c) any securities, including, without limitation, Common Shares or Common Share Equivalents (or any combination of units thereof), issuable to the Investor or any of its affiliates or designees pursuant to any other agreement or arrangement between the Investor or any of its affiliates or designees, on the one hand, and the Company or any of its Subsidiaries, on the other hand, entered into after the date of this Agreement, if any, or (d) Common Shares issued pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer only.

6. TRANSFER AGENT INSTRUCTIONS.

(a) On the date of this Agreement, the Company shall issue irrevocable instructions to the Transfer Agent substantially in the form attached hereto as Exhibit D to issue the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). The certificate(s) or book-entry statement(s) representing the Commitment Shares, except as set forth below, shall bear the following restrictive legend (the “Restrictive Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b) On the earlier of (i) the Commencement Date and (ii) such time that the Investor shall request, provided all conditions of Rule 144 under the Securities Act are met, the Company shall, no later than one (1) Business Day following the delivery by the Investor to the Company or the Transfer Agent of one or more legended certificates or book-entry statements representing the Commitment Shares (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (i) and (ii) of this sentence), as directed by the Investor, issue and deliver (or cause to be issued and delivered) to the Investor, as requested by the Investor, either: (A) a certificate or book-entry statement representing such Commitment Shares that is free from all restrictive and other legends or (B) a number of Common Shares equal to the number of Commitment Shares represented by the certificate(s) or book-entry statement(s) so delivered by the Investor as DWAC Shares. The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Commencement Date, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, (i) irrevocable instructions in the form substantially similar to those used by the Investor in substantially similar transactions (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness of the Registration Statement in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness of Registration Statement”), in each case to issue the Commitment Shares and the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares and Commitment Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than the Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement referred to in this Section 6(b) will be given by the Company to the Transfer Agent with respect to the Purchase Shares or the Commitment Shares from and after Commencement, and the Purchase Shares and the Commitment Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. If the Investor effects a sale, assignment or transfer of the Purchase Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company agrees that if the Company fails to fully comply with the provisions of this Section 6(b) within five (5) Business Days of the Investor providing the deliveries referred to above, the Company shall, at the Investor’s written instruction, purchase such Common Shares containing the restrictive legend from the Investor at the greater of the (i) purchase price paid for such Common Shares (as applicable) and (ii) the Closing Sale Price of the Common Shares on the date of the Investor’s written instruction.

7. CONDITIONS TO THE COMPANY'S RIGHT TO COMMENCE ISSUANCES OF PURCHASE SHARES.

The right of the Company hereunder to commence issuances of the Purchase Shares on the Commencement Date is subject to the satisfaction of each of the following conditions:

(a)  The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)  The Registration Statement covering the resale of the Purchase Shares and all of the Commitment Shares shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c)  The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.

8. CONDITIONS TO THE INVESTOR'S OBLIGATION TO SUBSCRIBE FOR PURCHASE SHARES.

The obligation of the Investor to subscribe for the Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Company shall have issued or caused to be issued to the Investor (i) one or more certificates or book-entry statements representing the Commitment Shares free from all restrictive and other legends or (ii) a number of Common Shares equal to the number of Commitment Shares as DWAC Shares, in each case in accordance with Section 6(b);

(c) The Common Shares shall be listed or quoted on the Principal Market, trading in the Common Shares shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(d) The Investor shall have received the opinions and negative assurance of the Company's U.S. legal counsel and the opinions of the Company’s Bermuda legal counsel, each dated as of the Commencement Date substantially in the form heretofore agreed by the parties hereto;

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f) The Board of Directors of the Company shall have adopted resolutions in substantially the form attached hereto as Exhibit B which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Shares, solely for the purpose of effecting purchases of Purchase Shares hereunder, 750,000 Common Shares;

(h) The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company's Transfer Agent (or any successor transfer agent);

(i) The Company shall have delivered to the Investor a certificate, executed by a duly authorized officer of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C, certifying and attaching a true and complete copy of, among other things, the Memorandum of Continuance and the Bye-laws, each in effect as of the Commencement Date;

(j) The Company shall have delivered to the Investor a Certificate of Compliance issued by the Registrar of Companies of Bermuda as of a date within ten (10) Business Days of the Commencement Date, certifying as to the Company’s incorporation under the laws of Bermuda and its good standing under the Companies Act;

(k) The Registration Statement covering the resale of the Purchase Shares and all of the Commitment Shares shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than one (1) Business Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(l) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(m) All federal, state, local and foreign governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state, local and foreign courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws, applicable Bermuda law, or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(n) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(o) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9. INDEMNIFICATION.

In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including documented and reasonably incurred attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable written opinion of such separate counsel, delivered to the Company, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the documented and reasonably incurred fees and expenses of no more than one such separate counsel.

10. EVENTS OF DEFAULT.

An "Event of Default" shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

(b) the suspension of the Common Shares from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common shares during any such suspension;

(c) the delisting of the Common Shares from The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that the Common Shares are not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successors thereto);

(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within two (2) Business Days after the Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date, as applicable, on which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) consecutive Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or

(i) if at any time the Company is not eligible to transfer its Common Shares electronically as DWAC Shares.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice.

11. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not discharged within 90 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) In the event that (i) the Company fails to file the Registration Statement with the SEC within the period specified in Section 5(a) hereof in accordance with the terms of the Registration Rights Agreement or (ii) the Commencement shall not have occurred on or before March 31, 2023, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then, in the case of clause (i) above, this Agreement may be terminated by the Investor at any time prior to the filing of the Registration Statement and, in the case of clause (ii) above, this Agreement may be terminated by either party at the close of business on March 31, 2023 or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(d), as applicable, could not then be satisfied.

(c) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e) If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12. MISCELLANEOUS.

(a) Governing Law Provisions; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state, without giving effect to any choice of law or conflict of law provision or rule. Any legal suit, action or proceeding arising out of or based upon the Securities, this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby (“Related Proceedings”) may be instituted in any of the federal courts of the United States of America or any of the courts of the State of New York, in each case located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of any of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any of the Specified Courts. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any of the Specified Courts that any such suit, action or other proceeding brought in any of the Specified Courts has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company has irrevocably appointed Samuel Wickline, Chief Scientific Officer, Altamira Therapeutics Ltd., 8 The Green, Suite 12455, Dover, DE 19901, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any of the Specified Courts.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Investor shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Investor of any sum adjudged to be so due in such other currency, on which the Investor may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Investor in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Investor against such loss. If the United States dollars so purchased are greater than the sum originally due to the Investor hereunder, the Investor agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Investor hereunder. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.

All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of Bermuda, any other jurisdiction from or through which payment is made, or, in each case, any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Investor and each person controlling the Investor, as the case may be, of the amounts that would otherwise have been receivable in respect thereof

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Telephone:	(441) 295-5950
Facsimile:	+41 61 201 13 51
Attention:	Thomas Meyer, Chairman & CEO

With a copy to (which shall not constitute notice or service of process):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone	212-262-6700
Facsimile	212-262-7402
Email:	awovsaniker@lowenstein.com
Attention:	Alan Wovsaniker, Esq.

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone:	312-822-9300
Facsimile:	312-822-9301
E-mail:	jscheinfeld@lpcfunds.com/jcope@lpcfunds.com
Attention:	Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

Telephone:	(212) 415-9214
Facsimile:	(212) 953-7201
E-mail:	marsico.anthony@dorsey.com
Attention:	Anthony J. Marsico, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Telephone:	(718) 921-8200
Attention:	Susan Silber

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and any permitted successors and assigns of the Company. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns of the Company and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The parties’ remedies provided in this Agreement, including, without limitation, the parties’ remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the parties under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of any party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the parties’ right to pursue actual damages for any failure by either party to comply with the terms of this Agreement. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs. If: (i) this Agreement or any other Transaction Document is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement or any other Transaction Document; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement or any other Transaction Document, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder. If this Agreement is placed by the Company in the hands of an attorney for enforcement or is enforced by the Company through any legal proceeding, then the Investor shall pay to the Company, as incurred by the Company, all reasonable, actual and documented costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder. It is understood and agreed that any and all enforcement costs paid by a party to the other party pursuant to this section shall be promptly reimbursed by the receiving party if a court of competent jurisdiction determines in a final, non-appealable order that the paying party is not in breach of this Agreement.

(o) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

ALTAMIRA THERAPEUTICS LTD.

By:	/s/ Thomas Meyer
Name:	Thomas Meyer
Title:	Chairman & CEO

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President

EXHIBITS

Exhibit A	Form of Executive Officer’s Certificate
Exhibit B	Form of Resolutions of Board of Directors of the Company
Exhibit C	Form of Officer’s Certificate
Exhibit D	Form of Letter to Transfer Agent

EXHIBIT A

FORM OF EXECUTIVE OFFICER’S CERTIFICATE

This Executive Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Purchase Agreement, dated as of December 5, 2022, (“Purchase Agreement”), by and between ALTAMIRA THERAPEUTICS LTD., an exempted company limited by shares incorporated in Bermuda (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ___________, ______________ of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the _____________ of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

Name:
Title:

The undersigned as __________ of ALTAMIRA THERAPEUTICS LTD., an exempted company limited by shares incorporated in Bermuda, hereby certifies that ___________ is the duly elected, appointed, qualified and acting ________ of ALTAMIRA THERAPEUTICS LTD. and that the signature appearing above is his genuine signature.

[TITLE]

A-1

EXHIBIT B

FORM OF COMPANY RESOLUTIONS

FOR SIGNING PURCHASE AGREEMENT

ALTAMIRA THERAPEUTICS LTD.

(the “Company”)

DIRECTORS’ UNANIMOUS WRITTEN RESOLUTIONS

made pursuant to bye-law 59 of the bye-laws of the Company

The undersigned, being all of the Directors of the Company acting by written consent without a meeting

DO HEREBY CONSENT to the adoption of the following resolutions:

PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC

WHEREAS, it is proposed that the Company enter into a the Purchase Agreement (the “Purchase Agreement”) by and between the Company and Lincoln Park Capital Fund, LLC (“Lincoln Park”) as investor, providing for the purchase by Lincoln Park of up to Ten Million Dollars ($10,000,000) of the Company’s common shares, par value CHF 0.20 per share (the “Common Shares”), and a draft of the Purchase Agreement has been circulated to the directors; and

WHEREAS in connection with the Purchase Agreement it is proposed that the Company enter into a Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and Lincoln Park as buyer whereby the Company would provide certain registration rights under the U.S. Securities Act of 1933, as amended and the rules and regulations thereunder and applicable state securities laws, and a draft of the Registration Rights Agreement has been circulated to the directors; and

WHEREAS, after careful consideration of the Purchase Agreement, and the Registration Rights Agreement, the documents incident thereto and other factors deemed relevant by the directors, the directors have determined that it is advisable and in the best interests of the Company to engage in the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, including, but not limited to, the issuance of 50,000 Common Shares to Lincoln Park as a commitment fee (the “Commitment Shares”) and the sale of Common Shares to Lincoln Park up to the Available Amount under the Purchase Agreement (the "Purchase Shares").

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, it being in the Company’s best commercial interests, that the terms and conditions of, and transactions contemplated, by the Purchase Agreement by and between the Company and Lincoln Park, providing among other things for the purchase by Lincoln Park of up to Ten Million Dollars ($10,000,000) of Common Shares from time to time at the Company’s discretion, and the terms of and transactions contemplated by the Registration Rights Agreement by and between the Company and Lincoln Park, are each hereby approved and adopted;

FURTHER RESOLVED, that the Purchase Agreement and Registration Rights Agreement be and are hereby approved, and the Chairman of the Company is authorized to execute (including under the common seal of the Company if appropriate) and deliver the Purchase Agreement, the Registration Rights Agreement, and any other agreements or documents contemplated thereby, with such amendments, changes, additions and deletions as the Chairman executing the same may deem to be appropriate and approve on behalf of, the Company, such determination and approval to be conclusively evidenced by the signature of the Chairman thereon; and

FURTHER RESOLVED, that the terms and provisions of the forms of Irrevocable Transfer Agent Instructions and Notice of Effectiveness of Registration Statement (collectively, the “Instructions”) are hereby approved and adopted, and the Chairman of the Company is authorized to execute (including under the common seal of the Company if appropriate) and deliver the Instructions on behalf of the Company in accordance with the Purchase Agreement and the Registration Rights Agreement (as applicable), with such amendments, changes, additions and deletions as the Chairman may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of the Chairman thereon; and

Issuance of Common Shares

FURTHER RESOLVED, that the Company is hereby authorized to issue to Lincoln Park Capital Fund, LLC, 50,000 Common Shares as Commitment Shares and that upon issuance of the Commitment Shares pursuant to the Purchase Agreement, the Commitment Shares will be duly authorized, validly issued and non-assessable; and

FURTHER RESOLVED, that the Company is hereby authorized to issue Common Shares upon the purchase of Purchase Shares by Lincoln Park under the Purchase Agreement, up to the Available Amount under the Purchase Agreement and otherwise in accordance with the terms of the Purchase Agreement, and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued and non-assessable; and

FURTHER RESOLVED, that the Company shall initially reserve 750,000 Common Shares for issuance as Purchase Shares under the Purchase Agreement.

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Chairman is hereby authorized and directed to proceed on behalf of the Company and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel if necessary, to cause the Company to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Chairman be, and hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute (including under the common seal of the Company if appropriate) and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in his judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by the Chairman of the Company in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

Omnibus Resolutions

FURTHER RESOLVED, that any director or officer of the Company or the Chairman be, and each of them hereby is, authorised to execute (under the common seal of the Company if appropriate) and deliver on behalf of the Company any and all agreements, instruments and other documents whatsoever, and do any and all other things whatsoever, as such director or officer or the Chairman shall in his absolute and unfettered discretion deem or determine appropriate in connection with any of the foregoing resolutions, the transactions contemplated thereby and any ancillary matters thereto and/or to carry out the purposes and intent thereof, such deeming or determination to be conclusively evidenced by any such execution or the taking of any such action by such director or officer or the Chairman; and

FURTHER RESOLVED, that any and all agreements, instruments and other documents whatsoever, and any and all actions whatsoever, heretofore or hereafter executed, delivered and/or taken by any director or officer of the Company or the Chairman on behalf of the Company in connection with the subject matter of these resolutions be and are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Company.

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Consent effective as of [______________]. Each of the undersigned has executed these resolutions, which may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Armando Anido

Mats Blom

Alain Munoz

Thomas Meyer

Margrit Schwarz

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(i) of that certain Purchase Agreement dated as of December 5, 2022 (“Purchase Agreement”), by and between ALTAMIRA THERAPEUTICS LTD., an exempted company limited by shares incorporated in Bermuda (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Ten Million Dollars ($10,000,000) of the Company's Common Shares, par value CHF 0.20 per share (the "Common Shares"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ____________, the [___________] of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the [________] of the Company and make the statements contained in this Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Bye-laws (“Bye-laws”) and Memorandum of Continuance (“Charter”), in each case, as amended through the date hereof.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on _____________, at a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout or by unanimous written resolutions signed by each of the directors of the Company. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, the Registration Rights Agreement, the other Transaction Documents or the issuance, offering and sale of the Securities pursuant thereto and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved share capital of the Company is as set forth on Exhibit D hereto.

5. For the period from and including the date of the Purchase Agreement through and including the Commencement Date, there has not occurred any Material Adverse Change (as defined in the Purchase Agreement).

C-1

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

[TITLE]

The undersigned as ___________ of ALTAMIRA THERAPEUTICS LTD., an exempted company limited by shares incorporated in Bermuda, hereby certifies that ____________ is the duly elected, appointed, qualified and acting ___________ of ALTAMIRA THERAPEUTICS LTD., and that the signature appearing above is his genuine signature.

[TITLE]

C-2

EXHIBIT D

FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE COMMITMENT SHARES AT SIGNING OF THE PURCHASE AGREEMENT

[COMPANY LETTERHEAD]

[DATE]

[TRANSFER AGENT]

__________________

__________________

__________________

Re: Issuance of Common Shares to Lincoln Park Capital Fund, LLC

Dear ________,

On behalf of ALTAMIRA THERAPEUTICS LTD., an exempted company limited by shares incorporated in Bermuda (the “Company”), you are hereby instructed to issue as soon as possible a book-entry statement representing an aggregate of 50,000 shares of the Company's Common Shares, par value CHF 0.20 per share, in the name of Lincoln Park Capital Fund, LLC. The book-entry statement should be dated December 5, 2022. The book-entry statement should bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

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The book-entry statement should be sent as soon as possible via overnight mail to the following address:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Attention: Josh Scheinfeld/Jonathan Cope

Thank you very much for your help. Please call me at ______________ if you have any questions or need anything further.

ALTAMIRA THERAPEUTICS LTD.

By:
[name]
[title]

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